Power of Attorney

The undersigned, a Director of Ferro Corporation (the "Company"), hereby constitutes and appoints the incumbents from time to time of the offices of Chief Financial Officer, General Counsel, and Treasurer of the Company, and each of them, as his attorney with full power of substitution and re-substitution, for and in his name, place and stead to sign and file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE") any and all Forms 3, 4 and 5 required to be filed with the SEC and/or the NYSE by the undersigned, with full power and authority to do so and to perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.


                                        /s/ Perry W. Premdas
                                        Perry W. Premdas


Dated:  23 February 2007


                                         By:  /s/ Rory J. Creaser
                                         Notary Public, State of Florida
                                         Commission# DD559915
                                         My comm. expires June 4, 2010